    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998


                                                      REGISTRATION NO. 333-42189
                                                                       333-42191
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           MEGABANK FINANCIAL CORPORATION                                 MB CAPITAL I
   (Name of small business issuer in its charter)      (Name of small business co-issuer in its charter)
                      COLORADO                                              DELAWARE
     (State or jurisdiction of incorporation or            (State or jurisdiction of incorporation or
                   organization)                                         organization)
                        6712                                                  6719
  (Primary Standard Industrial Classification Code      (Primary Standard Industrial Classification Code
                      Number)                                               Number)
                     84-0949755                                            84-6322538
        (I.R.S. Employer Identification No.)                  (I.R.S. Employer Identification No.)
              8100 EAST ARAPAHOE ROAD                               8100 EAST ARAPAHOE ROAD
             ENGLEWOOD, COLORADO 80112                             ENGLEWOOD, COLORADO 80112
                   (303) 740-2265                                        (303) 740-2265
(Address and telephone number of principal executive  (Address and telephone number of principal executive
                      offices)                                              offices)

            THOMAS R. KOWALSKI, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            8100 EAST ARAPAHOE ROAD
                           ENGLEWOOD, COLORADO 80112
                                 (303) 740-2265
           (Name, address and telephone number of agent for service)

                                   Copies to:

               REID A. GODBOLT, ESQ.                                 MATTHEW C. BOBA, ESQ.
                JONES & KELLER, P.C.                                   CHAPMAN AND CUTLER
             1625 BROADWAY, SUITE 1600                               111 WEST MONROE STREET
               DENVER, COLORADO 80202                               CHICAGO, ILLINOIS 60603
                   (303) 573-1600                                        (312) 845-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
  SECURITIES TO BE REGISTERED(1)                       REGISTERED         PER UNIT(1)             PRICE          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
    % Cumulative Preferred Securities of MB
  Capital I.......................................      1,200,000            $10.00            $12,000,000            $3,540
-----------------------------------------------------------------------------------------------------------------------------------
    % Junior Subordinated Debentures of MegaBank
  Financial Corporation...........................         (2)                 --                   --                  --
-----------------------------------------------------------------------------------------------------------------------------------
Guarantee of MegaBank Financial Corporation with
  respect to the     % Cumulative Preferred
  Securities(3)...................................         (3)                 --                   --                  --
-----------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee............................         --                  --                   --                $3,540
===================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a).

(2) The     % Junior Subordinated Debentures (the "Junior Subordinated
    Debentures") will be purchased by MB Capital I ("MB Capital") with the
    proceeds of the sale of the     % Cumulative Preferred Securities (the
    "Preferred Securities"). The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities upon MB Capital's dissolution and the distribution of its assets.

(3) This Registration Statement is deemed to cover the Junior Subordinated Debentures of MegaBank Financial Corporation (the "Company"), the rights of holders of the Junior Subordinated Debentures of the Company under the Indenture, the rights of holders of the Preferred Securities under the Trust Agreement, the Guarantee, the Expense Agreement entered into by the Company and certain backup undertakings as described herein which, taken together, fully, irrevocably and unconditionally guarantee all of the respective obligations of MB Capital under the Preferred Securities. No separate consideration will be received for the Guarantee or such backup undertakings.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors, officers, employees and agents of the Company and/or the Bank may be entitled to benefit from the indemnification provisions contained in the Colorado Business Corporation Act, Title Seven of the Colorado Revised Statutes (the "CBCA"), the Company's Articles of Incorporation and certain indemnification agreements. In addition, certain provisions in the CBCA and the Articles of Incorporation limit the liability of directors of the Company. The general effect of these provisions is summarized below:

     Article 109 of the CBCA permits a Colorado corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit, action or other proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, or other enterprise. Such indemnification may be against expenses, including attorneys' fees, judgments, fines and other amounts in connection with such proceeding. Indemnification is available if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that the conduct was unlawful. Unless a court of competent jurisdiction otherwise orders, indemnification is not available in connection with a proceeding by or in the right of the corporation if the person is adjudged liable to the corporation or derived an improper personal benefit. A corporation is required to indemnify a director or officer who is wholly successful in the defense of any such proceeding. Expenses (including attorneys' fees) incurred by a director, officer, employee or agent of the corporation in defending any such proceeding may be advanced by the corporation before the final disposition if such person furnishes an undertaking to repay such advances if it is ultimately determined that such person is not entitled to be indemnified. Before a corporation may indemnify or advance expenses to a person under these provisions, the board of directors (excluding any directors who are parties to such a proceeding), independent legal counsel appointed by the board of directors, or the shareholders must provide authorization. A corporation may purchase insurance against any liability of individuals for whom the corporation may provide such indemnification. Any provisions in a corporation's articles of incorporation, bylaws, resolutions or in a contract (except an insurance policy) for such indemnification are valid only to the extent not inconsistent with
Article 109 of the CBCA.

     Article XIII of the Company's Articles of Incorporation states that the Company shall have all powers to indemnify and make advances in connection with such indemnification to its directors, officers and others, provided that such powers and the exercise thereof are consistent with the Colorado Corporation Code (which preceded the CBCA). This Article also states that the board of directors is authorized, without shareholder action, to exercise the Company's powers of indemnification, whether by provision in the bylaws or otherwise.

     The Bank has entered into indemnification agreements with certain of its officers and directors in consideration of their agreement to serve in such capacities. The terms of each agreement are identical for each such officer or director. The indemnification agreement provides that the Bank will indemnify and pay advances to the director or officer to the maximum extent provided in the Bank's articles of incorporation or bylaws, subject to approval by the board of directors and certain conditions and limitations. Such indemnification is not available in connection with expenses, penalties or other amounts in connection with proceedings brought by a regulatory agency resulting in the assessment of civil money penalties of requiring the director or officer to make payments to the Bank, nor will the Bank pay any advances in connection with a proceeding brought by an regulatory agency. For each annual period following the date of the indemnification agreement, the total liability of the Bank for indemnification of all officers and directors of the bank, whether under the agreement or otherwise, cannot exceed $1,000,000. The indemnification available under the agreement does not limit any other indemnification which may be available. However, indemnification under the agreement is available only after the exhaustion of any available insurance coverage.

     Section 7-108-402 of the CBCA permits a corporation, if so provided in the articles of incorporation, to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty. However, such a provision cannot eliminate or limit such liability arising out of a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, unlawful distributions, or any transaction for which the director derived an improper personal benefit. Article XV of the Company's Articles of Incorporation provides for such elimination of director liability.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee.........  $  3,540
NASD fee....................................................     1,700
American Stock Exchange fees................................    15,000
Trustees' fees and expenses.................................    25,000
Legal fees and expenses.....................................   100,000
Blue Sky fees and expenses..................................        --
Accounting fees and expenses................................    30,000
Printing expenses...........................................    65,000
Miscellaneous expenses......................................     9,760
                                                              --------
          Total.............................................  $250,000
                                                              ========

     All of the above items except the registration fee are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 27. EXHIBITS

     (a) Exhibits

      EXHIBIT NO.                                  DESCRIPTION
      -----------                                  -----------
           1.1             -- Form of Underwriting Agreement(1).
           3.1             -- Amended and Restated Articles of Incorporation of
                              MegaBank Financial Corporation(2).
           3.2             -- Amended and Restated Bylaws of MegaBank Financial
                              Corporation(2).
           4.1             -- Form of Subordinated Indenture dated             ,
                              to be entered into between the Registrant and Wilmington
                              Trust Company, as Indenture Trustee(1).
           4.2             -- Form of Junior Subordinated Debenture (included as an
                              exhibit to Exhibit 4.1).
           4.3             -- Certificate of Trust of MB Capital I(1).
           4.4             -- Trust Agreement of MB Capital I dated as of December 8,
                              1997(1).
           4.5             -- Form of Amended and Restated Trust Agreement of MB
                              Capital I, dated             ,      (1).
           4.6             -- Form of Preferred Security Certificate of MB Capital I
                              (included as an exhibit to Exhibit 4.5).
           4.7             -- Form of Preferred Securities Guarantee Agreement(1).
           4.8             -- Form of Agreement as to Expenses and Liabilities
                              (included as an exhibit to Exhibit 4.5).
           5.1             -- Opinion and Consent of Jones & Keller, P.C.(2).
           5.2             -- Opinion and Consent of Richards, Layton & Finger,
                              P.A.(2).

      EXHIBIT NO.                                  DESCRIPTION
      -----------                                  -----------
           4.8             -- Form of Agreement as to Expenses and Liabilities
                              (included as an exhibit to Exhibit 4.5).
           5.1             -- Opinion of Jones & Keller, P.C.(2)
           5.2             -- Opinion and Consent of Richards, Layton & Finger, P.A.(2)
           8.1             -- Opinion of Jones & Keller, P.C., as to certain federal
                              income tax matters(3).
          10.1             -- Federal Funds Transactions Purchase Agreement dated
                              November 8, 1993 between MegaBank of Arapahoe and
                              Bankers' Bank of the West and renewal letter dated
                              October 20, 1997 from Bankers' Bank of the West(1).
          10.2             -- Lease dated December 29, 1994 between Nagrom, L.L.C. and
                              MegaBank Financial Corporation(1).
          10.3             -- Advance, Pledge and Security Agreement dated October 26,
                              1995 between Federal Home Loan Bank of Topeka and
                              MegaBank of Arapahoe(1).
          10.4             -- Federal Funds line of credit agreement signed September
                              24, 1997 between Norwest Bank Colorado, N.A. and MegaBnk
                              of Arapahoe(1).
          10.5             -- Consulting Agreement -- First Fidelity Corp.(1).
          10.6             -- Branching Rights Purchase Agreement -- First State Bank
                              of Hotchkiss(1).
          10.7             -- Amended and Restated Stock Purchase Agreement by and
                              among MegaBank Financial Corporation, Thomas R. Kowalski,
                              the Ryan R. Kowalski Trust, the Realtek Company Profit
                              Sharing Plan and Trust, Thomas Investments Partnership
                              and Orchard Valley Financial Corporation dated as of
                              November 28, 1996(1).
          10.8             -- Indemnification Agreement dated July 20, 1995 between
                              MegaBank Financial Corporation ("MegaBank") and Raymond
                              L. Anilionis, Warren P. Cohen and Thomas R. Kowalski (the
                              "Guarantors")(1).
          11.1             -- Statement re Computation of per share earnings -- see
                              Consolidated Financial Statements.
          23.1             -- Consent of Fortner, Bayens, Levkulich & Co., P.C.(2).
          23.2             -- Consent of Jones & Keller, P.C. (included in Exhibit 5.1 above).
          23.3             -- Consent of Richards, Layton & Finger, P.A. (included in
                              Exhibit 5.2 above).
          24.1             -- Power of attorney(2).
          25.1             -- Form T-1 Statement of Eligibility of Wilmington Trust
                              Company to act as trustee under the Subordinated
                              Indenture(1).
          25.2             -- Form T-1 Statement of Eligibility of Wilmington Trust
                              Company to act as trustee under the Amended and Restated
                              Trust Agreement(1).
          25.3             -- Form T-1 Statement of Eligibility of Wilmington Trust
                              Company to act as trustee under the Preferred Securities
                              Guarantee Agreement(1).


---------------

(1) Previously filed with this Registration Statement.


(2) Previously filed with Amendment No. 1 to this Registration Statement on January 22, 1998.



(3) Filed herewith.


ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 29th day of January, 1998.


                    MB CAPITAL I                                  MEGABANK FINANCIAL CORPORATION
             By: /s/ THOMAS R. KOWALSKI                             By: /s/ THOMAS R. KOWALSKI
  -------------------------------------------------      -------------------------------------------------
                 Thomas R. Kowalski                                     Thomas R. Kowalski
               Administrative Trustee                          Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURES                                    TITLE                    DATE
                     ----------                                    -----                    ----

               /s/ THOMAS R. KOWALSKI                  Director, Chairman and Chief   January 29, 1998
-----------------------------------------------------  Executive Officer (Principal
                 Thomas R. Kowalski                    Executive Officer)

               /s/ THOMAS R. KOWALSKI                  Director, President and Chief  January 29, 1998
-----------------------------------------------------  Operating Officer
                 Thomas R. Kowalski,
                    Attorney for
                   Larry A. Olsen

               /s/ THOMAS R. KOWALSKI                  Director                       January 29, 1998
-----------------------------------------------------
                 Thomas R. Kowalski,
                    Attorney for
                Raymond L. Anilionis

               /s/ THOMAS R. KOWALSKI                  Director                       January 29, 1998
-----------------------------------------------------
                 Thomas R. Kowalski,
                    Attorney for
                 Dr. Donald B. Brown

               /s/ THOMAS R. KOWALSKI                  Director                       January 29, 1998
-----------------------------------------------------
                 Thomas R. Kowalski,
                    Attorney for
                 William F. Sievers

               /s/ THOMAS R. KOWALSKI                  Treasurer, Principal           January 29, 1998
-----------------------------------------------------  Financial and Accounting
                 Thomas R. Kowalski,                   Officer
                    Attorney for
                   Hiram J. Welton

                                 EXHIBIT INDEX


      EXHIBIT NO.                                  DESCRIPTION
      -----------                                  -----------
           8.1             -- Opinion of Jones & Keller, P.C., as to certain federal
                              income tax matters